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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 2, 2000




                        FLEETBOSTON FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)




       Rhode Island                  1-6366                    05-0341324
(State or other jurisdiction       (Commission                (IRS Employer
     of incorporation)             File Number)              Identification No.)



One Federal Street, Boston, Massachusetts                   02110
(Address of principal executive offices)                  (Zip Code)



Registrant's telephone number, including area code:  (617) 346-4000


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Item 5.  Other Events.

On June 2, 2000, FleetBoston Financial Corporation (the "Corporation") authorized the sale of and established the terms of up to $3,000,000,000 in aggregate principal amount of its Senior Medium-Term Notes, Series R and Subordinated Medium-Term Notes, Series S (collectively, the "Notes"), under its shelf registration statement on Form S-3 (Registration Statement No. 333-36444) (the "Registration Statement"). The Notes, which may be offered from time to time, will be due nine months or more from the date of issue and will bear interest at fixed or floating rates. The Notes may be offered by one or more of the Corporation's Agents, Bear, Stearns & Co. Inc., FleetBoston Robertson Stephens Inc., Fleet Securities, Inc., Goldman, Sachs & Co., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and Salomon Smith Barney Inc. By filing this Current Report on Form 8-K, the Corporation is incorporating by reference into the above-referenced Registration Statement the information contained herein relating to the Notes.

Item 7.  Financial Statements and Exhibits.

(c)    Exhibits.

1 Selling Agency Agreement, dated June 2, 2000, among the Corporation and Bear, Stearns & Co. Inc., FleetBoston Robertson Stephens Inc., Fleet Securities, Inc., Goldman Sachs & Co., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc.

4(a) Specimen certificate for the Series R Senior Medium-Term Notes.

4(b) Specimen certificate for the Series S Subordinated Medium-Term Notes.


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                                   SIGNATURES



       Pursuant to the requirements of the Securities Exchange Act of 1934, the Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            FLEETBOSTON FINANCIAL CORPORATION


Dated: June 12, 2000                        By: /s/ William C. Mutterperl
                                               ---------------------------
                                               William C. Mutterperl
                                               Executive Vice President,
                                               General Counsel and Secretary